SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

--------------------------------------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2005

                               Delta Mutual, Inc.
               (Exact name of registrant as specified in charter)

          Delaware                                             000-30563
(State or other jurisdiction                            (Commission File Number)
     of incorporation)

111 North Branch Street, Sellersville, Pennsylvania                      18960
---------------------------------------------------                   ----------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (215) 258-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

--------------------------------------------------------------------------------

Item 1.01 Entry into a Material Definitive Agreement.

      On June 17, 2005, the Company entered into an investment banking agreement (the "Agreement") with T&T Vermoegensverwaltungs AG ("T&T"), Zurich, Switzerland, pursuant to which T&T agreed to use best efforts to raise by July 31, 2005, up to $1,500,000 in private equity capital for the Company through the placement of our common stock at a price of $.30 per share, with the option of the Company to request that T&T pursue an additional best efforts private placement of our common stock at the same per share price of up to $2,000,000 in the following 120 days. T&T will receive a 12% placement fee on equity capital investments that it arranges for the Company. We received the initial $150,000 from this equity capital placement on June 24, 2005.

FOR THE FULL TERMS OF THE INVESTMENT BANKING AGREEMENT WITH T&T, PLEASE REFER TO THE COPY OF THE AGREEMENT FILED AS AN EXHIBIT WITH THIS REPORT.

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits

      No.         Description of Exhibit
      ---         ----------------------

      10.27 Investment Banking Agreement, dated June 17, 2005, between Delta Mutual, Inc. and T&IT Vermoegensverwaltungs AG.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Delta Mutual, Inc.

Date: June 30, 2005

                                By: /s/ Peter F. Russo
                                -------------------------------------
                                Peter F. Russo,
                                President and Chief Executive Officer

--------------------------------------------------------------------------------


                                     Page 2